EXHIBIT 23.1






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CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use in this Registration Statement on Form SB-2 of our reports dated December 20, 1996, relating to the financial statements of Azurel Ltd. and Private Label Cosmetics, Inc. and Affiliates for the periods indicated in those reports and to references to our firm under the caption "EXPERTS" in the accompanying Prospectus.


/s/ Feldman Radin & Co., P.C.
Feldman Radin & Co., P.C.
Certified Public Accountants

January 28, 1997
New York, New York